Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 8, 2004, which appears on page 1 of the annual report on Form 10-KSB of Viseon, Inc. and subsidiaries for the year ended June 30, 2004.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
May 16, 2005